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                                                                    Exhibit 99.1

                         [LETTERHEAD OF OMNICARE, INC.]


Omnicare                                                            news release
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                                                             CONTACT:
                                                             Cheryl D. Hodges
                                                             (859) 392-3331



                Omnicare Completes Acquisition of NCS HealthCare


COVINGTON, Ky., January 16, 2003 - Omnicare, Inc. (NYSE: OCR) announced today that it has completed the acquisition of NCS HealthCare, Inc. (NCSS.OB), the fourth largest institutional pharmacy provider in the United States.

On December 18, 2002, Omnicare announced that it had executed a definitive agreement to acquire NCS for $5.50 per share in cash and the repayment of NCS debt. The transaction has an enterprise value of approximately $460 million.

The transaction significantly expands Omnicare's presence in the long-term care market, increasing the number of residents served by Omnicare by 27 percent to approximately 945,000 and annualized revenues by 24 percent to approximately $3.3 billion. Given the anticipated realization of economies of scale and cost synergies from the acquisition, it will be accretive to Omnicare's fully diluted per share earnings in 2003 and beyond.

NCS, headquartered in Cleveland, Ohio, provides pharmaceutical and related services to long-term care facilities, including skilled nursing centers, assisted living facilities and hospitals. In addition, its Rescot Systems Group provides software solutions specifically designed for the long-term care pharmacy market. NCS serves approximately 199,000 residents of long-term care facilities in 33 states and manages hospital pharmacies in 10 states. The NCS business being acquired is currently generating revenues at the annualized rate of approximately $635 million.

"We are very pleased by the addition of NCS," said Joel F. Gemunder, Omnicare president and CEO. "It is an important transaction with a number of strategic and financial benefits that will create substantial value for all of Omnicare's stakeholders. The acquisition of NCS will generate economies of scale and operational efficiencies while broadening Omnicare's geographic reach. Moreover, NCS has developed impressive information technology and services. That, combined with our unmatched



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clinical expertise and advanced programs, including our proprietary formulary, the Omnicare Geriatric Pharmaceutical Care Guidelines'r', and health management programs, will benefit client facilities of both organizations and the residents we serve. Our pooled resources will provide unparalleled opportunities to develop new and innovative approaches to enhancing pharmaceutical care for the elderly in a cost-effective manner."

"We are pleased to have reached the successful completion of our restructuring process. This transaction delivers significant value to all stakeholders of NCS," said Jon H. Outcalt, NCS Chairman. "NCS is committed to working closely with Omnicare's management team to ensure a rapid and seamless integration and, backed by the resources of Omnicare, an enhanced focus on providing the highest quality of care for our customers."

Omnicare will host a conference call to discuss the NCS acquisition today, January 16, at 11:00 a.m. EST. Those interested may access a live audio broadcast of the call via webcast. The webcast can be accessed at http://www.firstcallevents.com/service/ajwz372309974gf12.html or via the Investor Relations site at www.omnicare.com. A replay of the broadcast will also be available for the next 14 days on the company's Web site or by calling 1-800-642-1687 (United States and Canada) or (706) 645-9291 (international) and referencing confirmation code number 760-6258.

Omnicare, based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Including the acquisition of NCS, Omnicare now serves approximately 945,000 residents in long-term care facilities in 47 states, making it the nation's largest provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 28 countries worldwide. For more information, visit the company's Web site at http://www.omnicare.com.


Statements in this press release concerning the transaction value of the NCS acquisition; Omnicare's business outlook or position or future economic performance; the expected benefits from the NCS acquisition, including economies of scale, operational efficiencies and cost synergies, and its impact on Omnicare's revenues and earnings, residents served and geographic reach; the functionality of Rescot software; the benefits that the transaction brings to the stakeholders of Omnicare and NCS; the benefits to customers and residents served; and the timing and ability to integrate the two companies, together with other statements that are not historical, are forward-looking statements that are estimates reflecting the best judgment of Omnicare based on currently available information. Such forward-looking statements involve actual known and unknown risks, uncertainties, contingencies and other factors that could cause actual results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of Omnicare, include overall economic, financial and business conditions; trends for the continued growth of the businesses of Omnicare; the realization of anticipated revenues, economies of scale, cost synergies and profitability; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the impact and pace of pharmaceutical price increases; delays and further

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reductions in governmental reimbursement to customers and to Omnicare as a result of pressure on federal and state budgets due to the continuing economic downturn and other factors; the overall financial condition of Omnicare's customers; Omnicare's ability to assess and react to the financial condition of its customers; the impact of seasonality on the business of Omnicare; the ability of vendors to continue to provide products and services to Omnicare; the continued successful integration of Omnicare's clinical research business and acquired companies, including NCS, and the ability to realize anticipated economies of scale and cost synergies; pricing and other competitive factors in the industry; increases or decreases in reimbursement; the effect of new government regulations, executive orders and/or legislative initiatives, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; efforts by payors to control costs; the outcome of litigation; the failure of Omnicare to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to Omnicare's contract research organization business for regulatory or other reasons; the ability of clinical research projects to produce revenues in future periods; the ability to attract and retain needed management; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the impact of consolidation in the pharmaceutical and long-term care industries; volatility in the market for Omnicare's stock, the stock of NCS and in the financial markets generally; access to capital and financing; the demand for Omnicare's products and services; variations in costs or expenses; the continued availability of suitable acquisition candidates; changes in tax law and regulation; changes in accounting rules and standards; and other risks and uncertainties described in Omnicare's reports and filings with the Securities and Exchange Commission.


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